PricewaterhouseCoopers LLP
250 West Pratt Street
Suite 2100
Baltimore, MD  21201-2304


October 22, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Commissioners:

     We have read the statements made by Aegis Value Fund, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 77K of Form N-SAR dated October 29, 2004. We agree with the statements concerning our Firm in such Item 77K.

Yours Very Truly,

PricewaterhouseCoopers LLP